Exhibit 5.1

March 16, 2006

Gold Kist Inc.

244 Perimeter Center Parkway, N.E.

Atlanta, GA 30346

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gold Kist Inc., a Delaware corporation (the ”Company”), and the Guarantors (as defined below), in connection with the filing of the above-referenced Registration Statement (the ”Registration Statement”) with the Securities and Exchange Commission (the ”Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $0.01 per share, including the associated rights to purchase shares of common stock or Series A Junior Participating Preferred Stock, (the “Common Stock”) of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company; (iii) the Company’s debt securities (the “Debt Securities”), which may be guaranteed (the “Guarantees”) by one or more of the co-registrants named in the Registration Statement (each co-registrant that guarantees Debt Securities, a “Guarantor” and collectively, the “Guarantors”); (iv) warrants to purchase any of the securities described in clauses (i) to (iii) (collectively, the “Warrants”); (v) stock purchase contracts obligating holders to purchase a specified or varying number of shares of Common Stock and/or Preferred Stock at a future date or dates (the “Stock Purchase Contracts”); and (vi) units (the “Units”), consisting of one or more of the securities described in clauses (i) to (v).

Each series of Debt Securities will be issued pursuant to a note in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to

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Gold Kist, Inc.

March 16, 2006

a document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated into the Registration Statement by reference (the “Note”) and to an indenture (as amended or supplemented from time to time, the “Indenture”) relating to Debt Securities between the Company and the Guarantors, as the case may be, and U.S. Bank National Association, as trustee (together with any successor or substitute trustee, the “Trustee”). Each Guarantee will be issued pursuant to a Guarantee substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement substantially in the form filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each Stock Purchase Contract will be issued pursuant to a stock purchase contract agreement substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (“Stock Purchase Contract Agreement”). Each Unit will be issued pursuant to a unit agreement substantially in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (“Unit Agreement”).

We have examined the Certificates of Incorporation of the Company and a Guarantor, the Articles of Incorporation of the Guarantors, the Bylaws of the Company and the other Guarantors, records of proceedings of the Board of Directors of the Company and the Guarantors, or committees thereof, the Stockholder Protection Rights Agreement, dated July 9, 2004, between Gold Kist Holdings Inc. and SunTrust Bank, as rights agent, the form of the Indenture for senior debt securities (“Senior Debt Indenture”), and the form of the indenture for subordinated debt securities (“Subordinated Debt Indenture”). We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and the Guarantors and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Our opinions set forth below are limited to the laws of the State of Georgia and the State of Delaware and federal laws of the United States of America specifically referred to herein, and we do not express any opinion herein concerning any other laws.

Our opinions set forth in paragraphs 3 through 5 and 7 are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

Gold Kist, Inc.

March 16, 2006

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs below. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	When, as and if (a) the appropriate corporate action has been taken to authorize the issuance of Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (c) Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.	When, as and if (a) the appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (b) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

3.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of any series of Debt Securities, (b) the Debt Securities shall have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the form and containing the terms set forth in the Registration Statement, the Indenture and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the Debt Securities have been authenticated by the Trustee, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Gold Kist, Inc.

March 16, 2006

4.	When, as and if (a) the appropriate corporate action has been taken by the Guarantors to authorize the form, terms, execution and delivery of any Guarantees, (b) the Guarantees shall have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the form and containing the terms set forth in the Registration Statement, the Indenture and such corporate action, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the Guarantees have been authenticated by the Trustee, then, upon the happening of such events, the Guarantees will be validly issued and will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

5.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and (b) Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the applicable Warrant Agreement and such corporate action, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Stock Purchase Contract Agreement (including a form of certificate evidencing the Stock Purchase Contracts) and (b) the Stock Purchase Contracts with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Stock Purchase Contract Agreement and such corporate action, then, upon the happening of such events, such Stock Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and (b) the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the Unit Agreement and such corporate action, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Gold Kist, Inc.

March 16, 2006

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of the Securities” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ William Scott Ortwein
A Partner